                                                                   Exhibit 10.15


                          SECURITIES PURCHASE AGREEMENT


         Agreement made as of May 6, 1999 ("Effective Date"), by and between ZipLink, LLC, a Delaware limited liability company (the "Company"), and Williams Communications, Inc., a Delaware corporation (the "Purchaser").

                              W I T N E S S E T H:

         WHEREAS, the Company and Purchaser have entered into that certain Carrier Services Agreement for Purchase and Sale of Services of even date herewith (the "Services Agreement") which provides, among other things, that the Company will purchase a minimum amount of ATM Services and Collocation Services from the Purchaser (the "Revenue Commitment") and that the Purchaser will grant to the Company, subject to certain conditions and adjustments, $2.7 million of ATM Services and Collection Services credits (the "Service Credits") to be applied against such Revenue Commitment in exchange for the Company issuing certain equity interests to the Purchaser; and

         WHEREAS, the Company has filed a registration statement under the Securities Act of 1933 with the Securities and Exchange Commission (the "SEC") and contemplates an initial public offering of its securities (the "IPO") pursuant to such registration statement, as amended (the "Registration Statement"); and

         WHEREAS, immediately prior to the effectiveness of the IPO (the date thereof being referred to as the "IPO Effective Date"), the Company intends to convert its business form from a limited liability company to a corporation (the "Reorganization") and the securities offered in the IPO and issued to the Purchaser hereunder will consist of common stock of the resulting corporation ("Common Stock"); and

         WHEREAS, if the Reorganization is not consummated, the equity interests of the Company will consist of units of ownership interest ("Units") and the Purchaser will be issued Units hereunder.

         NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained, the parties hereto, intending to be legally bound, do hereby agree as follows:

                                    ARTICLE I

                          ISSUE AND SALE OF SECURITIES

         1.1 Purchase and Sale of Stock. Subject to the terms and conditions of this Agreement, the Company hereby agrees to sell and deliver to the Purchaser, and the Purchaser hereby agrees to purchase from the Company the following equity interests:

         (a) In the event the Reorganization is consummated and the IPO occurs, a number of shares of Common Stock equal to the product of $3,037,500 divided by the IPO Price Per Share.


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The "IPO Price Per Share" shall mean the price per share of Common Stock sold in the IPO as set forth on the cover page of the final prospectus for the IPO; and

         (b) In the event that the Reorganization is consummated on or before May 31, 1999, and the IPO does not occur within 61 days thereafter, a number of shares of Common Stock equal to the product of the Revenue Commitment times
 .28125 divided by the Assumed IPO Price Per Share. The "Assumed IPO Price Per Share" shall mean the price per share of Common Stock stated on the outside front cover of the prospectus included in the latest filed Registration Statement of the Company, or, if there shall be no stated price per share, the midpoint of the range of prices per share stated on the outside front cover of the prospectus included in such Registration Statement; and

         (c) In the event that the Reorganization is not consummated on or prior to August 1, 1999, a number of Units equal to the product of the Revenue Commitment times .28125 divided by the Assumed IPO Price Per Share.

A numerical example of the above-described calculations is set forth for purposes of illustration only on Schedule A to this Agreement. All calculations of Common Stock or Shares shall be rounded up to the next whole number.

The equity interests sold to the Purchaser hereunder, whether consisting of Common Stock or Units, are from time to time referred to herein as "Purchaser Shares."

         1.2 Delivery of Purchaser Shares. The Company shall duly authorize, issue and deliver the Purchaser Shares to the Purchaser on the earlier to occur of (a) the date which is three business days after the IPO Effective Ddate, (b) August 1, 1999 and (c) the date of the closing of any sale or transfer of all or substantially all of the the assets or equity interests of the Company other than in connection with the Reorganization.

         1.3 Purchase Price. In consideration for the Purchaser Shares, the Purchaser shall grant to the Company, on the terms and conditions set forth in this Agreement and in the Services Agreement, the Service Credits described above upon receipt of the Purchaser Shares. If the Company does not comply with all of the material obligations hereunder related to proper issuance and delivery of the Purchaser Shares to Purchaser, then the Purchaser shall have no obligation to issue any Service Credits to the Company and any Service Credits previously issued shall be canceled in their entirety.



                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY



         The Company represents and warrants to Purchaser that the statements contained in this


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Article II are true and correct as of the date hereof.

2.1. Organization, Qualification and Corporate Power. The Company is currently a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company is duly qualified to conduct business as a foreign limited liability company and is in good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification except where the failure to be so qualified would not have a material adverse effect. The Company has all requisite power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Company has delivered to Purchaser copies of the Articles of Organization, as amended, the Operating Agreement and other charter documents, as amended, of the Company, in effect as of the date hereof (the "Charter Documents").

2.2. Capitalization. The issued and outstanding Units as of the date of this Agreement consist of 9,899,083 Units. As of the date of this Agreement, there are outstanding warrants and options to purchase 517,412_ Units and convertible debentures in the face amount of $7,500,000 convertible into Units (the "Convertible Securities"). All of the issued and outstanding Units are, and all Units that may be issued upon exercise or conversion of Convertible Securities will be, duly authorized, validly issued and free of all preemptive rights. Upon the issuance of Purchaser Shares in accordance herewith, such Purchaser Shares will be duly authorized, validly issued and free of all preemptive rights and, if such Purchaser Shares consist of Common Stock, fully paid and nonassessable. All of the issued and outstanding Units were issued in compliance with applicable federal and state securities laws and upon consummation of the Reorganization, all of the Common Stock issued by the Company will be issued in compliance with applicable state and federal securities laws. Upon issuance of the Purchaser Shares in accordance herewith, the Purchaser Shares will be issued in compliance with applicable federal and state securities laws. In addition to the rights provided under statute and common law, the rights of the Purchaser Shares will be stated in the Company's Operating Agreement or Certificate of Incorporation, as the case may be. There are no outstanding or authorized options, warrants, rights, agreements or commitments to which the Company is a party or which are binding upon the Company providing for the issuance, disposition or acquisition of any of its equity interests, other than the Convertible Securities. There are no outstanding or authorized unit appreciation, phantom unit or any similar rights with respect to the Company.

2.3. Authorization. The Company has all requisite power and authority to execute and deliver this Agreement, to authorize, issue and deliver the Purchaser Shares in accordance with the terms of this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary action on the part of the Company and its members. This Agreement has been duly and validly executed and delivered by the Company and this Agreement constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except
         (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights and (ii) general principles of equity that restrict the availability of equitable


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

         remedies.

2.4. Noncontravention. The execution and delivery of this Agreement by the Company, and/or the consummation by the Company of the transactions contemplated by this Agreement will not (a) conflict with or violate any provision of its Certificate of Organization or Operating Agreement, (b) require on the part of the Company any filing with, or any permit, authorization, consent or approval of, any court, administrative agency or commission or other governmental or regulatory authority or agency (each a "Governmental Entity") except for any filing, notice, approval, authorization or consent required under applicable securities laws, or (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any material agreement, instrument, commitment or other obligation (including any obligation under any offer to acquire the Company, its Units or material assets through merger or otherwise) to which the Company is a party or by which the Company is bound.

2.5. Subsidiaries. The Company has no wholly-owned or partially-owned subsidiaries other than ZipLink, Inc., a wholly-owned subsidiary formed for the purposes of effecting the Reorganization.

2.6. Financial Statements. The Company has furnished to the Purchaser an audited balance sheet and income statement, changes in equity and cash flows of the Company for the fiscal year ending December 31, 1998 and an unaudited balance and income statement for the year-to-date through March 31, 1999 (such financial statements being collectively referred to herein as the "Financial Statements"). The Financial Statements fairly present, in all material respects, the financial position of the Company in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated, for the periods then indicated (subject to normal year-end adjustments in the case of the March 31, 1999 Financial Statements).



                                   ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER



         Purchaser hereby represents and warrants to the Company as follows:

3.1. Authorization. Purchaser has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and to carry out its provisions. All action on Purchaser's part required for the lawful execution and delivery of this Agreement has been or will be effectively taken prior to the Closing. Upon its execution and delivery, this Agreement will be a valid and binding obligation of Purchaser, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium


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         or other laws of general application affecting enforcement of creditors' rights and (ii) general principles of equity that restrict the availability of equitable remedies.

3.2. Consents. All consents, approvals, orders, authorizations, registrations, qualifications, designations, declarations or filings with any governmental or banking authority on the part of Purchaser required in connection with the consummation of the transactions contemplated in this Agreement have been or shall have been obtained prior to and be effective as of the Closing.

3.3. Investment Representations. Purchaser understands that the Purchaser Shares have not been registered under the Securities Act. Purchaser also understands that the Purchase Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Purchaser's representations contained in the Agreement. Purchaser hereby represents and warrants as follows:

(a) Purchaser Bears Economic Risk. Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Purchaser must bear the economic risk of this investment indefinitely unless the Purchaser Shares issuable to the Purchaser are registered pursuant to the Securities Act, or an exemption from registration is available. Purchaser understands that the Company has no present intention of registering the Purchaser Shares. Purchaser also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow Purchaser to transfer all or any portion of the Purchaser Shares, in the amounts or at the times Purchaser might propose.

(b) Purchaser Can Protect Its Interest. Purchaser represents that by reason of its, or of its management's, business or financial experience, Purchaser has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement. Further, Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement.

(c) Accredited Investor. Purchaser represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

(d) Investment. Purchaser is acquiring the Purchaser Shares for investment for its own account and not with a view to, or for resale in connection with, any distribution thereof, and Purchaser has no present intention of selling or distributing the Purchaser Shares. Purchaser understands that the Purchaser Shares have not been registered under the Securities Act which depends upon, among other things, the bona fide nature of the investment intent as expressed herein.

(e) Company Information. Purchaser has received and read the Financial Statements, the Registration Statement and amendments thereto as filed with the SEC prior to the date hereof, and has had an opportunity to discuss the Company's business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review


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

         the Company's operations and facilities. Purchaser has also had the opportunity to ask questions of and receive answers from, the Company and its management regarding the terms and conditions of this investment and has had full access to such other information concerning the Company as it has requested.

(f) Restricted Securities. Purchaser acknowledges and agrees that the Purchaser Shares issuable to the Purchaser must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being through an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934) and the number of securities being sold during any three-month period not exceeding specified limitations.

3.4. Transfer Restrictions. Purchaser acknowledges and agrees that the Purchaser Shares are subject to restrictions on transfer as set forth in Article IV below.

3.5. No Brokers. Purchaser has no liability or obligation to pay any fees or commissions to, and has not been solicited or contacted by, any broker, finder or agent with respect to the transactions contemplated by this Agreement.


                                   ARTICLE IV

                                    COVENANTS

         The parties hereby covenant and agree as follows:



4.1.     Basic Financial Information and Reporting.

(a) The Company will furnish to Purchaser as soon as practicable after the end of each fiscal year of the Company, and in any event within 90 days thereafter, a balance sheet of the Company, as at the end of such fiscal year, and a consolidated statement of income and a consolidated statement of cash flows of the Company, for such year, all prepared in accordance with GAAP and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail. Such financial statements shall be accompanied by a report and opinion thereon by independent public accountants of national standing selected by the Company's Manager or Managers, as the case may be.

(b) The Company will furnish to Purchaser (i) at least thirty (30) days prior to the beginning of each fiscal year an annual budget of sales and expenses for such fiscal year; and (ii) within


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

         thirty (30) days after the end of each quarter, an unaudited balance sheet and statements of income and cash flows, prepared in accordance with GAAP, with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made, but such statement shall set forth applicable budget figures and variances from budget.

4.2. Inspection Rights. For legitimate business purposes solely in connection with its investment and provided Purchaser is not a competitor to or competitive with the Company, Purchaser shall have the right to visit and inspect any of the properties of the Company, and to discuss the affairs, finances and accounts of the Company with its officers, all at such reasonable times and as often as may be reasonably requested after notice and during normal business hours provided Purchaser does not interfere with the Company's ongoing business operations; provided, however, that the Company shall not be obligated under this Section 4.2 with respect to a competitor of the Company or with respect to information which the Company determines in good faith is confidential and should not, therefore, be disclosed.

4.3. Observer Rights. For legitimate business purposes solely in connection with its investment and provided Purchaser is not a competitor to or competitive with the Company, the Purchaser shall have the right to have a representative (the "Representative") reasonably acceptable to the Company attend all formal proceedings and meetings of the Company (the "Proceedings") relating to the governance thereof in a nonvoting observer capacity, to receive notice of such Proceedings, and to receive the written information provided by the Company to voting participants (the "Participants") in connection with such Proceedings; provided, however, that the Representative and each person having access to any of the information provided by the Company to the Participants must agree, in writing, to hold in confidence and trust and to act in a fiduciary manner with respect to all information so received during such Proceedings or otherwise (which agreement shall be presumed by their attendance at any such Proceedings or their acceptance of any such information); provided, further, that the Company reserves the right not to provide information and to exclude the Representative from any Proceeding or portion thereof if delivery of such information or attendance at such meeting by such Representative would result in disclosure of trade secrets to such Representative or would adversely affect the attorney-client privilege between the Company and its counsel.


4.4. Termination of Rights Upon IPO. Upon an IPO, the Company's obligations under Sections 4.1, 4.2 and 4.3 shall terminate.

4.5            Confidentiality; Announcements.

(a) The Company and Purchaser shall not use or disclose to others, or permit the use or disclosure of, any and all existing and hereafter obtained non-public information furnished by each to the other (including confidential information transmitted by each to its managers, officers, directors, representatives, accountants, counsel, advisors or bankers) except as required by law or to the extent that any such information may become generally available to the public other than through the actions of the parties or any other person under a duty of confidentiality. The parties may, as reasonably necessary, disclose the terms of the Agreement herein for purposes of due diligence relating to acquisition transactions and financings.


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

         Neither party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other party; provided, however, that after the Closing the parties may (i) make appropriate announcements to customers, and (ii) make a public announcement to the effect that the transaction has occurred (without any financial information), each after consultation with the other party; and provided further that either party may make any public disclosure it believes in good faith is required by applicable law.

4.6 Registration Statement. The Company has provided the Purchaser with copies of the Registration Statement and all amendments thereto filed by the Company with the SEC prior to the date hereof and shall provide to the Purchaser a copy of each amendment thereto as filed by the Company hereafter. The Company acknowledges and agrees that Purchaser is relying upon the information set forth in such Registration Statement in entering into this Agreement and performing its obligations hereunder.


4.7 Restrictions on Sale. The maximum number of Purchaser Shares which may be sold during each one-year period following receipt of the Purchaser Shares shall be the greater of:


                  (a)              the number of Purchaser Shares having a
                           value, based on the IPO Price Per Share (or the Assumed IPO Price Per Share if issued pursuant to
                           Section 1.1(b) or (c)) , equal to the total value of Service Credits utilized by Company as of the date of such sale, or

                  (b)              one-third (1/3) of the Purchaser Shares.

The restrictions in this Section 4.7 shall terminate three years from the date of delivery of the Purchaser Shares.

                                    ARTICLE V

                                  MISCELLANEOUS



5.1. Governing Law. This Agreement will be governed in all respects by the laws of the State of New York as such laws are applied to agreements between New York residents entered into and to be performed entirely within New York.

5.2. Survival. The representations, warranties, covenants and agreements made herein will survive the execution of this Agreement and the Closing of the transactions contemplated hereby.

5.3. Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof will inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto, including, without limitation the corporation into which


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         the Company may be converted. Purchaser may not assign its rights to purchase the Purchase Shares (except to the direct or indirect parents, subsidiaries and affiliates of Purchaser) and the Company may not assign its rights to receive the Service Credits, except to the corporation into which the Company may be converted.

5.4. Entire Agreement. This Agreement, the exhibits to this Agreement and the other documents delivered pursuant hereto or incorporated by reference herein constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof and supersede all prior oral and written understandings, agreements and commitments with regard to such subjects by or among the parties hereto.

5.5. Notices, etc. All notices and other communications required or permitted hereunder will be in writing and will be mailed by nationally recognized overnight courier, addressed, if to

         the Purchaser:       Williams Communications, Inc.
                              One Williams Center, Suite 4100
                              Tulsa, Oklahoma 74172
                              Attention: General Counsel


         the Company:         ZipLink LLC
                              40 Woodland Street
                              Hartford, CT 06105
                              Attention: Henry M. Zachs


         with a copy each to:

                              ZipLink LLC
                              900 Chelmsford Street
                              Tower One, Fifth Floor
                              Lowell, Massachusetts 01857
                              Attn: President

                              Brenner, Saltzman & Wallman, LLP
                              271 Whitney Avenue
                              New Haven, CT 05511
                              Attention: Wayne A. Martino, Esq.

5.6. No Waivers. No failure on the part of any party to exercise or delay in exercising any right hereunder will be deemed a waiver thereof, nor will any such failure or delay, or any single or partial exercise of any such right, preclude any further or other exercise of such right or any other right.

5.7. Separability. If any provision of this Agreement, or the application thereof, is for any reason and to any extent determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances will be interpreted so as best to reasonably effect the intent of the parties hereto. The parties agree to use their best efforts to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision which will achieve, to the extent greatest possible, the economic, business and other purposes of the void or unenforceable provision.

5.8. Expenses. The Company and the Purchaser shall each bear its respective expenses and legal fees incurred with respect to this Agreement and the transactions contemplated hereby.

5.9. Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

5.10. Counterparts. This Agreement may be executed in any number of counterparts, each of which will be an original, but all of which together will constitute one instrument.

               The parties have executed this Agreement as of the day and year first above written.


                                             ZIPLINK, LLC


                                             By: /s/ Christopher Jenkins
                                                -------------------------------
                                                Christopher Jenkins, President


                                             WILLIAMS COMMUNICATIONS, INC.

                                             By:  /s/ James W. Dutton
                                                -------------------------------
                                                      James W. Dutton
                                                      Vice President


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

                                   SCHEDULE A


                                NUMERICAL EXAMPLE


1.1(a) If the IPO Price is $13.00 per share then Purchaser shall receive 233, 654 shares of Common Stock of ZipLink, Inc.

1.1(b) If the Revenue Commitment is $4,000,000 and the Assumed IPO Price Per Share is $13.00 then Purchaser shall receive 86,539 shares of Common Stock of Ziplink, Inc.

1.1(c) If the Revenue Commitment is $4,000,000 and the Assumed IPO Price Per Share is $13.00 but the Reorganization has not occurred, then Purchaser shall receive 86,539 Units of membership interest in Ziplink LLC.


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